Exhibit 10.18
OULU LAND LEASE AGREEMENT
Between Enso Oy, Kanavaranta 1, 00160 Helsinki, Finland (the “Lessor”), on the one hand, and Forchem Oy, P.O. Box 165, 90101 Oulu, Finland (the “Lessee”), on the other hand, the following Agreement has been made effective this day 30 of August 1996.
WHEREAS, following the acquisition of Forchem Oy by International Paper Finland Oy pursuant to the Purchase and Sale Agreement between International Paper Finland Oy and International Paper Company, on the one hand, and Enso Oy and UPM-Kymmene Corporation, on the other, dated August 30, 1996 (the “Purchase and Sale Agreement”), in order to produce chemicals at its plant located next to Enso Oy’s plant in Oulu, Forchem Oy needs continued use of the premises as specified below in this Agreement.
NOW THEREFORE, the following Agreement has been entered between the parties

1.	LEASED PROPERTY

1.1
A parcel of approximately 89.500 m² of site no. 24 in block 1 in the Nuottasaari district of the City of Oulu indicated on the map attached as Annex 1 hereto, excluding buildings owned by the Lessor or third party, if any, (the “Leased Property”) as shown on the map.

2.	RENT

2.1	The annual rent for the Leased Property shall amount to FIM 13,000.

2.2	The rent is payable annually in advance for each calendar year on the third banking day of January of each year. The default interest is according to Finnish law.

2.3
The rent is bound to the changes in the cost-of-living index (1951:10=100) to the extent permitted under the Act on the Restriction of the Use of Index Clauses (No. 1222/1994, as amended) or any act that may supersede such Act. The cost-of-living index for December 1996 shall not be considered as the basic index and as adjustment index of December of each year. Adjustment of the rent caused by changes in the index are taken into account as of the annual lease payment for the following calendar year.

3.	PERIOD OF LEASE

3.1	The period of lease shall commence on the 31st of August 1996 and expire on the 31st of August 2046.

3.2
At any time within the twelve months of the expiration of the term hereof, the Lessee on notice may extend the period of lease until 31st of August 2095. If the Lessee exercises its option and continues the lease after 31st of August 2046 the rent shall be adjusted by agreement to correspond to the prevailing local market rent for industrial property at such date and failing agreement, by arbitration as set forth below.

3.3
Save for clause 3.4 below, the Lessor shall not have the right to terminate this Agreement unless the Lessee is materially in breach of the terms and conditions of this Agreement and such breach leads to significant damage for the Lessor and the Lessee fails to remedy such breach within a reasonable time after receiving a written complaint from the Lessor.

3.4
In the event the Lessee permanently ceases industrial operations at the Leased Property, the Lessor, commencing eighteen months following the cessation of such operations, may terminate this Agreement by giving six months’ notice to the Lessee, provided that the Lessee has not before the expiration of such six months period initiated or resumes industrial operations at the Leased Property within such period. For such purposes of this Section permanent cessation of the industrial operations refers to permanent closing of the site.

3.5	The Lessee for its part may terminate this Agreement for any reason on twelve months’ notice to the Lessor.

3.6
Upon termination of this Agreement, the Lessee shall remove at its own cost the equipment from the Leased Property and shall level and remove the Buildings to their foundations as soon as reasonably practicable after the termination date, but no later than eighteen months thereafter.

4.	RIGHT TO REGISTER

4.1	The Lessee shall have the right to apply for a mortgage to secure its leasehold on the Leased Property without the Lessor’s consent.

4.1
The Lessor shall assist the Lessee and make all reasonable efforts to secure that the leasehold will be registered at Lessee’s expense on the real estate unit where the Leased Property is situated with the same priority as the existing leasehold for the Leased Property.

5.	RIGHT TO SUBLEASE

5.1
During the term hereof, the Lessee may sublease the premises or any part thereof to a company owned or controlled by International Paper Company, subject to the terms and conditions herein and provided that the Lessee remains responsible at all times for the performance of the sublessee.

6.	TRANSFERABILITY

6.1	The Lessee shall have the right to transfer the Lease Agreement to a third party without the Lessor’s consent.

7.	USE OF LEASED PROPERTY

7.1	The Lessee shall use the Leased Property for industrial purposes or for other purposes that directly or indirectly serves industry.

7.2	The Lessee shall have the right to construct new buildings and equipment as well as to install any interior or exterior signs on the Leased Property.

7.3	The Lessee is responsible for the legality of its activities conducted on the Leased Premises and for obtaining necessary permits for such activities.

7.4
The Lessee shall have the right of access to the property owned by the Lessor surrounding the Leased Property and to use the roads, railways, fairways and parking palaces located thereon. Additionally, the Lessee shall have the right to build across such property electric, water and steam lines, the placement of which is to be agreed between parties in order to minimize the disruption caused to the Lessor by such arrangements.

7.5	The Lessor shall have the right to keep the buildings owned by it on the Leased Property without compensation.

7.6
The Lessor shall have the right of access to the Leased Property and the right to use the roads, railways and fairways located thereon, Additionally, the Lessor shall have the right to build across the Leased Property electric, water and steam lines, the placement of which is agreed upon between the parties in order to minimize the disruption caused to the Lessee by such arrangements.

7.7	The owner of the cables and pipes crossing the Leased Property shall be responsible for such equipment unless otherwise has been separately agreed between the parties.

8.	INDEMNIFICATION

8.1
The environmental undertakings in the Purchase and Sale Agreement Article 13.1 thereof shall apply mutas mutandis with respect to the obligations of the particular parties to this Agreement and are incorporated herein by reference.

9.	ENTIRE AGREEMENT

9.1
This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof, supersedes and cancels any prior Leases, oral written, and may not be modified except in writing signed by both parties.

10.	LANGUAGE

10.1
This Agreement is executed in Finnish, which is the governing language of this Agreement; however in the event of a dispute, the corresponding English translation agreed by the Parties (annexed to this Agreement as Annex 2) may be referred to by either party for purposes of interpreting the Parties’ intention.

11.	ARBITRATION; CHOICE OF LAW

11.1
Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of any such agreement hereunder shall be finally settles by the arbitration in accordance with the Arbitration Rules of the Finnish Central Chamber of Commerce. The arbitration shall be held in Helsinki and the arbitration proceedings shall be conducted in the English language, the arbitrators shall be three in number and appointed by the Board of Arbitration of the Central Chamber of Commerce in Finland.

11.1	This Agreement is governed by Finnish law.

12.	NOTICES

12.1
All notices, request, demands and other communications shall be in writing in English or Finnish and shall be deemed to have duly served or delivered if sent by courier or air mail post in registered prepaid envelope or by telefax to the following, or if no longer applicable, to the parties’ last notified address.

If to the Lessor, Attention: Corporate Lawyer
Enso Oy
94800 Kemi
Telefax +358 698 224 890
If to the Lessee, Attention: Managing Director
Forchem Oy
P.O. Box 165
90101 Oulu
Telefax +358 81 316 3101
With a copy to: General Manager
Arizona Chemical Company
1001 East Business Highway 98
Panama City, Florida 3240
USA
Telefax +1 904 785 4599
and to: Managing Director
Arizona Chemical Company
Massvägen 15
S-820 22 Sandarne, Sweden
USA
Telefax +46 270 601 00
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Helsinki, Finland as of the day and year first written, in four duplicate original copies.
Lessor:        Lessee:
ENSO OY        FORCHEM OY
/s/ [illegible]        /s/ [illegible]